Registration No.  ______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATURE OF BEAUTY LTD.
(Name of small business issuer in its charter)

Nevada	5960
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_____________________
63-5 Kombinostroiteley	The Corporation Trust Company of Nevada
Birobidjan, EAO	6100 Neil Road, Suite 500
679014 Russia	Reno, NV 89511
(42622) 2-00-19	(775) 688-3061
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

_____________________
Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]

Common Stock by Selling
Shareholders	4,090,000	$0.10	$409,000	$16.07

Total	4,090,000	$0.10	$409,000	$16.07

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

NATURE OF BEAUTY LTD.
4,090,000 Shares of Common Stock
___________________

     We are registering for sale by selling shareholders, 4,090,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sale price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

     The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We intend to commence business operations by purchasing and distributing an all-natural and organic everyday skin care products from Russia. At this stage, we have no revenues and the only operations we have engaged in are the development of our website and business plan as well as execution of a distribution agreement with our product supplier. We cannot state with certainty whether we will achieve profitability.

     We are not a blank check company as defined by Section 7(b)-(3) of the Securities Act of 1933, as amended. Our officers and sole director, Olga Malitski and Alexander Ishutkin have no plans to merge Nature of Beauty Ltd. with an operating company.

     Our administrative office is located at 63 - 5 Kombinostoiteley, Birobidjan, EAO, Russia, 679014 and our telephone number is (425)2255402. Our fiscal year end is December 31.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	4,090,000 shares of common stock
Offering price per share	0.10
Net proceeds to us	None
Number of shares outstanding before the offering	9,090,000
Number of shares outstanding after the offering if all of the
shares are sold	9,090,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of
December 31, 2007
Balance Sheet
Total Assets	$43,632
Total Liabilities	$200
Stockholders’ Equity (Deficit)	$43,432
From Inception on
May 22, 2007 to
December 31, 2007
(Audited)
Income Statement
Revenue	$0
Total Expenses	$10,568
Net Loss	$(10,568)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Nature of Beauty Ltd.:

     1. Because our auditors have issued a going concern opinion and because our officers and sole director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. As of the date of this prospectus, we have not commenced operations. Because our officers and sole director are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated in May 22, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,568. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*	completion of this offering
*	our ability to locate suppliers who will sell products to our customers
*	our ability to attract customers who will buy products from our website
*	our ability to generate revenues through the sale of products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

     3. We have no clients, customers or suppliers and we cannot guarantee we will ever have any. Even if we obtain clients, customers and suppliers, there is no assurance that we will make a profit.

      We have no clients, customers or suppliers. We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us products, or that our clients and customers will use our website to buy our products or services. If we are unable to attract enough suppliers to offer their products for sale or enough customers to buy the products from our website to operate profitably we will have to suspend or cease operations.

     4. Because we are small and do not have much capital, we must limit marketing our services to potential customers and suppliers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of products via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     5. Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting suppliers and customers and result in a lack of revenues which may cause us to cease operations.

     Our officers and sole director will only be devoting limited time to our operations. Olga Malitski, our president and sole director, will be devoting approximately 16 hours a week to our operations. Alexander Ishutkin, our secretary, will be devoting approximately 12 hours a week to our operations. Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and sole director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     6. Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire individuals or suspend or cease operations.

     Because our management does not have prior experience in the marketing of products via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

     7. Our officers and sole director reside outside of the United States and as such it may be difficult for you to protect your interests as a shareholder and your ability to protect your rights through the U.S. federal courts may be limited.

     Our officers and sole director reside outside of the United States. The rights of shareholders to take action against the directors and actions by minority shareholders as a result may be difficult. Laws outside of the United States may not be as established and/or may differ from provisions under statutes or judicial precedent in existence in jurisdictions in the United States. In addition, shareholders may not have standing to initiate shareholder derivative actions before the courts outside of the United States or have limited rights to enforce judgments obtained in the United States in jurisdictions outside of the United States. As a result, you may face different considerations in protecting your interests in actions against the management, directors or majority stockholders than would shareholders of a corporation whose directors, officers and majority stockholders reside in the United States. Similarly, your ability to protect your interests if harmed in a manner and effectively sue in a United States federal court may be limited.

     8. Our officers and sole director, who are also promoters, own more than 50% of the outstanding shares and control us.

     Olga Malitski, our officer and sole director, owns 4,000,000 shares of our common stock and control us. As a result, Ms. Malitski is able to elect all of our directors and control our operations.

Risks associated with this offering:

     9. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     10. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our sole member of board of directors. The $0.10 per share offering price of our common stock was arbitrarily chosen using the last sales price of our common stock. Currently there is no market for the shares. We intend to apply to FINRA over-the-counter bulletin board for the quotation of our common stock upon becoming a reporting entity under the Securities Exchange Act of 1934. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are fifty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 9,090,000 shares of common stock outstanding as of December 31, 2007, 4,000,000 are owned by Olga Malitski, president, principal executive officer, principal financial officer and our sole director and 1,000,000 are owned by Alexander Ishutkin, our secretary and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues.

     We will attempt to generate revenues from the sale of organic cosmetic products. As of the date hereof we have not sold any products, but are attempting to do so at this time.

     We believe we have sufficient cash to maintain operations for the next twelve months.

     If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation for the next 12 Months

     Our plan of operation for the next twelve months following the date of this prospectus is to enter into additional distribution and supply agreements with skin care distributors and retail stores and outlets. We intend to sell our products on the Internet. In the next twelve months we intend to focus our marketing efforts on larger chain stores that sell more products to our targeted age group, have higher budget and tend to purchase a more diverse inventory. We plan to take part in various trade shows to promote our product and to meet potential clients. Any relationship we arrange with retailers for the wholesale distribution of our clothing will be non-exclusive. We intend to retain one full-time sales representative in the next six months in as well as another full-time sales representative in the six months thereafter. Both individuals will be hired as private contractors and will be compensated solely on a percentage on the sales and agreements made with new retailers and distributors for Nature of Beauty Ltd. We expect to pay each sale representative 10% to 15% of the net profit we realize from each sale.

     We therefore expect to incur the following costs in the next twelve months in connection with our business operations:

Marketing Cost:	$15,000
General administrative costs:	$13,000
Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting
obligations:	$15,000

Total expenditures over the next 12 months are therefore expected to be	$43,000

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     To become profitable and competitive, we have to locate and negotiate additional agreements with cosmetic distributors and sell their products to our customers.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on May 22, 2007 to December 31, 2007

     During the period we incorporated, hired the attorney, and hired the auditor. We have prepared an internal business plan. Our loss since inception is $10,568 of which $10,000 is for legal fees and $568 is for bank charges and interest. We have just started our proposed business operations.

     Since inception, we sold 9,090,000 shares of common stock and raised $54,000.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     In July 2007, we issued 5,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,000. In August 2007, we issued 4,000,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $40,000. In December 2007, we also issued 90,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $9,000. All shares were issued pursuant to Reg. S of the Securities Act of 1933. All transactions took place outside the United States of America and all purchasers were non-US persons.

     As of December 31, 2007, our total assets were $43,632 and our total liabilities were $200. As of December 31, 2007, we had cash of $43,632.

BUSINESS

General

     We were incorporated in the State of Nevada on May 22, 2007. We intend to commence business operations by purchasing and distributing an all-natural and organic everyday skin care products from Russia. At this stage, we have no revenues and the only operations we have engaged in are the development of our website and business plan as well as execution of a distribution agreement with our product supplier. We cannot state with certainty whether we will achieve profitability.

     The majority of our business will be initially marketed and distributed in the North American region but as our operations expand, we plan to expand to other world markets.

     We will offer our products to retail customers, beauty salons and department stores. We also plan to target Russian and eastern European immigrants in Canada. We are in process of developing a website that will give our clients the ability to read more about the product and to order online.

     Today, vast majority of consumers prefer using organic skin care products free of chemicals and harsh elements. Our distribution agreement with “PKF AKS” will let us buy all of our products directly from the manufacturer.

Brands

     We intend to sell organic and all-natural cosmetic products which will allow a user to look and feel younger and fresher without the use of harsh chemicals on their skin. The following is a brief description, including its origin of each brand that we intend to market to the North American market in the next 12 months:

Charovnica

     Charovnica carries their patented all-natural cosmetic and skin care products. The created products in the line combine in themselves the best qualities of cosmetic and preventive means. Charovnica introduces fundamentally new preparation called giaturon, which makes it possible to considerably strengthen the work of cells of the skin and to constantly support its high tone, which gives the possibility of stimulating metabolic processes and mitochondrial activity of cells of the skin. Simply stated, this skin care line preserves youth and vitality of your skin literally at the cellular level.

Volshebnaya

     This line introduces the placenta complex that contains all known ferments and large group of amino acids. It is rich in the vitamins of complex B, C and E, which, penetrating the cells of the skin, ensure their nourishment, accelerate exchange of substances and strengthen respiration. Even though it is a new company it is widely popular throughout eastern part of Russia and in Siberia.

     Both Charovnica and Volshebnaya formulas are original, developed as a result of prolonged studies with the application of science-intensive technologies, and with the use only of natural components. As we expand our operations in the future we may execute additional distribution contracts with other eastern European suppliers of natural skin care lines.

Agreement with our supplier:

     Our supplier, “PKF AKS”, is a manufacturer, exporter, and distributor of organic and all-natural cosmetics and skin care products located Russia. We intend to market and distribute these items in North America.

     Under our Marketing and Sales Distribution Agreement with “PKF AKS” dated January 10, 2007, “PKF AKS” has agreed to sell us its products in the purpose of distribution. Listed below are the products:

Charovnica

1.	Cleansing milk (200 ml)

2.	Day cream intensive (100 ml)

3.	Scrub for oily skin (200 ml)

4.	Cellular toner (200 ml)

5.	Energizing mask (45 ml)

6.	Repair night cream (100 ml)

7.	Intensive eye cream (45 ml)

Volshebnaya

1.	Intensive cream (100 ml)

2.	Peel-off mask (75 ml)

3.	Neck and décolleté cream (45 ml)

4.	Vitamin mask (45 ml)

5.	Moisturizing cleanser (200 ml)

6.	Toner for sensitive skin (200 ml)

     We are obligated purchase the products for a set price and pay for them prior to shipment by “PKF AKS”. Either party may terminate the agreement upon forty days written notice to the other party.

Customers

     We believe that our potential customers are women aged from 13 to 60 years old with an average or above average income. We also intend to promote our products to larger chain stores that sell more products to our targeted age group, have higher budget and tend to purchase a more diverse inventory. We plan to take part in various trade shows to promote our product and to meet potential clients.

Sales and Marketing Strategy

     Initially, our president, Olga Malitski will promote our products door-to-door while our website is completed. Eventually we intend to employ sales representatives who will focus on contacting skin care distributors, independent retail stores and franchises, as well as online distributors. We will attempt to execute other distribution contracts with the distributors and retail stores that will sell our products at retail prices, which are typically 20%-25% higher.

Website

     Olga Malitski, our president, is developing our website. We are paying her to do so. As of December 31, 2007, we have paid her $2,560. We believe it will cost an additional $3,500 to complete the website. We have no written or oral agreement with Ms. Malitski for her fees. Ms. Maliski will provide the following services and products for the website: disk space, bandwidth, 155 ambit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cyber cash support and macromedia flash. The foregoing will allow us to make retail sales of products, promote our products in an attractive fashion, and communicate with our customers on-line.

     The website is intended to be a destination site for our products. The site will offer a large array of products and by becoming a “one-stop shopping” destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced salon products and supplies. We intend to continually negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website.

     We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

     Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in May 2007. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the distribution of salon products.

     The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

     Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

Customer Service

     We intend to provide a customer service department via email where consumers can resolve order and product questions. Furthermore, we will insure consumer satisfaction by offering a money back guarantee.

Online Retail Store

     We intend to design our Internet store to be a place for individual consumers to purchase our products.

Shopping at our Online Store

     Our online store will be located at www.natureofbeauty.biz. We believe that the sale of our products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, and ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

     Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

     To purchase products, consumers will simply click on the "add to cart" button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

     To pay for orders, a consumer must use a credit card, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

     We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Source of Products

     We intend to purchase salon products directly from the manufacturer/supplier based upon orders we have already received from customers. A portion of the purchase price, between 40% and 70%, depending on the prices we negotiate with the manufacturer, is used to acquire the product from the manufacturer, such as “PKF AKS”, our only current supplier. Mark-ups on new products will range from 15% to 200%. The product will be shipped directly from the manufacturer to the customer, thereby eliminating the need for storage space or packaging facilities.

     We intend to source out and negotiate with other suppliers of Russian beauty products and offer their products for sale on our website either directly or via a direct link to their websites. In addition, we intend to locate and negotiate relationships with smaller, new manufacturers to offer their products on a more exclusive basis.

Revenue

     We intend to generate revenue from four sources on the website:

1.

Revenues will be generated from the direct sale of products to customers. We would order products on behalf of our customers directly from our suppliers at the time of the order being received from a customer and the products would be shipped directly to the customer. That way we avoid having to carry any inventory that can be costly and become obsolete. We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays;

2.	We plan to offer banner advertising on our website for new manufacturers hoping to launch new products;

3.	Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell “premium shelf space” on our website.

Competition

     The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

     The beauty supply industry is fragmented and regionalized. Our competitive position within the industry is negligible in light of the fact that we have just started our operations. Older, well established cosmetic distributors with records of success will attract qualified clients away from us. Since we have just started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We intend to be able to attract and retain customers by offering a breadth of product selection through our relationships with major manufacturers and on the cutting edge newcomers to the industry. We will offer attractive, competitive pricing and will be responsive to all our customers’ needs. We intend to offer the manufacturers access to our extensive database of salon owners, apprentices and purchasing agents that we will develop through our extensive marketing and advertising campaign.

Marketing

     We intend to market our website through traditional sources such as trade magazines, conventions and conferences, newspapers advertising, billboards, telephone directories and flyers/mailers in the United States, Canada and Europe. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees; Identification of Certain Significant Employees

     We are a development stage company and currently have no employees, other than our officers and sole director. We intend to hire additional employees on an as needed basis.

Offices

     Our offices are currently located at 63 - 5 Kombinostroiteley, Birobidjan, EAO, Russia 679014. Our telephone number is (425)2255402. This is the home office of our President, Olga Malitski. We do not pay any rent to Ms. Malitski and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

     We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, and import and export matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

     Other than the foregoing, no governmental approval is needed for the sale of our products.

MANAGEMENT

Officers and Sole Director

     Our sole director will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and our sole director are set forth below:

Name and Address	Age	Position(s)

Olga Malitski	49	president, principal executive officer, treasurer,
63-5 Kombinostroiteley		principal financial officer, principal accounting
Birobidjan, EAO		officer and sole member of the board of directors
679014 Russia

Alexander Ishutkin	43	secretary
63-5 Kombinostroiteley
Birobidjan, EAO
679014 Russia

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and sole director

     Since our inception on May 22, 2007, Olga Malitski has been our president, principal executive officer, treasurer, principal financial officer, principal accounting officer, and sole member of the board of directors. From May 22, 2007 to February 10, 2007, Ms. Malitski was our secretary. From June 2002 to August 2005, Ms. Malitski has worked for Vision, a distribution company located in Russia and engaged in the business of distributing skin care products as well as organic food supplements. From June 2002 to June 2004, Ms. Malitski worked as a sales manager and expert in a trade company Lestroitorg. From June 2004 to September 2005, she worked as senior executive officer of the distribution division of the Lestroitorg. In September 2005, Ms. Malitski started her own distribution company called “Svetlana” which distributed fashion goods from China to Russia for Russian retail companies. In 1981, Ms. Malitski graduated from Blagovechensk Institute of Technology with Bachelor Degree in textile technology. Ms. Malitski has not been a member of the board of directors of any corporations during the last five years.

     Since February 2008, Alexander Ishutkin has been our secretary. Since 2000, Mr. Ishutkin has been the President and CEO of Russian Tavern. Russian Tavern imports produce (eggs, soya beans, etc.) to Eastern Russia from Asia and Central Russia. Mr. Ishutkin has not been a member of the board of directors of any corporations during the last five years.

     During the past five years, Ms. Malitski and Mr. Ishutkin have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Malitski or Mr. Ishutkin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Malitski or Mr. Ishutkin’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our officers and sole director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2007 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Olga Malitski	2007	0	0	0	0	0	0	0	0
President and	2006	0	0	0	0	0	0	0	0
Treasurer	2005	0	0	0	0	0	0	0	0

Alexander Ishutkin	2007	0	0	0	0	0	0	0	0
Secretary	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and sole director other than as described herein.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Our Sole Director

     Our sole member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Olga Malitski	2007	0	0	0	0	0	0

     Our director does not receive any compensation for serving as sole member of the board of directors. We have no plans to pay any directors compensation in 2008.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers, sole director and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

				Percentage of
				Ownership After
			Number of Shares	the Offering
	Number of	Percentage of	After Offering	Assuming all of
Name of Beneficial	Shares Before	Ownership Before	Assuming all of the	the Shares are
Owner [1]	the Offering	the Offering	Shares are Sold	Sold
Olga Malitski	4,000,000	44.00%	4,000,000	44.00%
63 - 5 Kombinostroiteley
Birobidjan, EAO
679014 Russia

Alexander Ishutkin	1,000,000	11.00%	1,000,000	11.00%
63 - 5 Kombinostroiteley
Birobidjan, EAO
679014 Russia

All Officers and Sole
Director as a Group
(2 persons)	5,000,000	55.00%	5,000,000	55.00%

[1]     The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/her/its direct and indirect stock holdings. Ms. Malitski and Mr. Ishutkin are the only “promoters” of our company.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the shares are
Name	prior to offering	prior to offering	offered	sold in the offering
Alenski, Alexander	100,000	1.10%	100,000	0.00%
12-6A Diachenko St.
Blagoveshensk Russia 675028

Bataeva, Olga	100,000	1.10%	100,000	0.00%
33- Ostrovskogo
Blagoveshensk Russia 675000

Brylev, Fedor Ivanovich	10,000	1.10%	10,000	0.00%
80 Pionerskaya St.
Birobidjan Russia 679000

Danilenko, Marina	100,000	1.10%	100,000	0.00%
20-15 Voronkova St.
Blagoveshensk Russia 675027

Demshenko, Natalia	10,000	0.11%	10,000	0.00%
44-53 Shevchenko St.
Blagoveshensk Russia 675000

Fashutdinov, Albert Sakhatdinovic	100,000	1.10%	100,000	0.00%
59-5 Sholom-aleihema St.
Birobidzhan Russia 679000

Grunicheva, Anna	10,000	0.11%	10,000	0.00%
13-96 Ignatievskaya St.
Blagoveshensk Russia 675028

Gelgand, Lubov Ivanovna	100,000	1.10%	100,000	0.00%
20-39 Pionerskaya St.
Birobidzhan Russia 679000

Gomzyakova, Elena Vasilevna	10,000	0.11%	10,000	0.00%
3 Kooperativnaya St.
Birobidjan Russia 679000

Gurski, Konstantin	100,000	1.10%	100,000	0.00%
94-52 Teotralnaya st.
Blagoveshensk Russia 675000

Harharyan, Igor Valerevich	100,000	1.10%	100,000	0.00%
59A Stiazheva St.
Birobidzhan Russia 679000

Harharyan, Sveltana Yurevna	10,000	0.11%	10,000	0.00%
59-A Styazkina St.
Birobidjan Russia 679000

Ishutkin, Alexandr Vladimirovich	100,000	1.10%	100,000	0.00%
2-8 Dimitrova St.
Birobidzhan Russia 679000

Ishutkin, Aleksey Alexandrovich	100,000	1.10%	100,000	0.00%
2-8 Dimitrova St.
Birobidzhan Russia 679000

Ishutkin, Vladimir Ivanovich	100,000	1.10%	100,000	0.00%
63-5 Kombainostoiteley St.
Birobidzhan Russia 679000

Ishutkina, Lyudmila Anatolevna	100,000	1.10%	100,000	0.00%
2-8 Dimitrova St.
Birobidzhan Russia 679000

Ishutkina, Tamara Ivanovna	100,000	1.10%	100,000	0.00%
63-5 Kombainostroiteley St.
Birobidzhan Russia 679000

Ishutkina, Zoya Osipovna	100,000	1.10%	100,000	0.00%
72 Pionerskaya st.
Birobidjan Russia 679000

Kazarenko, Victoria Sergeevna	100,000	1.10%	100,000	0.00%
68-17A Ossenyaya
Birobidjan Russia 679000

Korcheskaya, Valentina Viktorovna	100,000	1.10%	100,000	0.00%
1-A Moskovskaya st.
Birobidjan Russia 679000

Koromyslov, Alexander	100,000	1.10%	100,000	0.00%
80-B Krasno-Armeiskaya
Bladoveshensk Russia 675000

Koromyslova, Valentina	100,000	1.10%	100,000	0.00%
80-B Krasno-Armeiskaya
Bladoveshensk Russia 675000

Kostyuk, Natalia	100,000	1.10%	100,000	0.00%
80-B Krasno-Armeiskaya
Bladoveshensk Russia 675000

Malitskiya, Nadejda	100,000	1.10%	100,000	0.00%
223-22/1 Marshala Katykova St.
Moscow Russia 123592

Maslov, Evgeny Alekseevich	100,000	1.10%	100,000	0.00%
19 Komsomolskaya st.
Birobidjan Russia 679000

Maslova, Olga Vasilyevna	100,000	1.10%	100,000	0.00%
19 Komsomolskaya st.
Birobidjan Russia 679000

Merkulova, Irina Valerevna	10,000	0.11%	10,000	0.00%
66-49 Pionerskaya St.
Birobidjan Russia 679000

Noev, Alexander	100,000	1.10%	100,000	0.00%
10-31 Teatralnaya St.
Blagoveshensk Russia 675000

Pankratov, Sergey	100,000	1.10%	100,000	0.00%
223-22/1 Marshala Katykova St.
Moscow Russia 123592

Puzik, Svetlana Grigorievna	100,000	1.10%	100,000	0.00%
10-39 Sholom-aleihema St.
Birobidzhan Russia 679000

Razdobreeva, Olga Alexandrovna	100,000	1.10%	100,000	0.00%
23-3 Postisheva St.
Birobidzhan Russia 679000

Savinuich, Umar	100,000	1.10%	100,000	0.00%
94-52 Teotralnaya st.
Blagoveshensk Russia 675000

Shulfa, Valentin	10,000	0.11%	10,000	0.00%
13-9H Ifnatievskaya st.
Blagoveshensk Russia 675028

Sidorov, Sergey Viktorovich	100,000	1.10%	100,000	0.00%
12-6A Dyachenko St.
Blagoveshensk Russia 675028

Sonin, Sergey Mikhaylovich	100,000	1.10%	100,000	0.00%
5-82 Pionerskaya St.
Birobidzhan Russia

Sonina, Irina Nikolaevna	100,000	1.10%	100,000	0.00%
35-2 Sholom-aleihema St.
Birobidzhan Russia 679000

Troshkina, Mariya Sergeevna	100,000	1.10%	100,000	0.00%
60-19 40Let Pobedi
Birobidjan Russia 679000

Valashenko, Marina	10,000	0.11%	10,000	0.00%
19-67 Partizanskaya
Blagoveshensk Russia 675002

Vasilev, Alexander	10,000	0.11%	10,000	0.00%
19-67 Partizanskaya st.
Blagoveshensk Russia 675002

Veitsman, Svetlana Ulinichna	100,000	1.10%	100,000	0.00%
32-70A Sovetskaya St.
Birobidzhan Russia 679000

Vlasenko, Irina Nikolaevna	100,000	1.10%	100,000	0.00%
10-22 Naberejnaya St.
Birobidzhan Russia 679000

Vlasenko, Yulia Nikolaevna	100,000	1.10%	100,000	0.00%
62-5 Kombainostroiteley St.
Birobidzhan Russia 679000

Zamashkin, Michail	100,000	1.10%	100,000	0.00%
20-15 Voronkova St.
Blagoveshensk Russia 675027

Zherlitsina, Nina Aleksandrovna	100,000	1.10%	100,000	0.00%
44-5 Millera St.
Birobidzhan Russia 679000

Zheludkova, Olga Nikolaevna	100,000	1.10%	100,000	0.00%
9-15A Osenia St.
Birobidzhan Russia 679000

Zolotovekhaya, Elena	100,000	1.10%	100,000	0.00%
1/13-1 Institutskaya St.
Blagoveshensk Russia 675000

Zolotoverkhiy, Fedor	100,000	1.10%	100,000	0.00%
1/13-3 Institutskaya St.
Blagoveshensk Russia 675000

Zolotoverkhiy, Konstantin	100,000	1.10%	100,000	0.00%
1/13-1 Institutskaya St.
Blagoveshensk Russia 675000

Zolotoverkhiy, Marina	100,000	1.10%	100,000	0.00%
1/13 Institutskaya St.
Blagoveshensk Russia 675000

TOTALS	4,090,000	45.00%	4,090,000	0.00%

     There are no relationships between Olga Malitski and Alexander Ishutkin, our officers and sole director and the shareholders other than as friends and business associates.

     None of the selling shareholders are broker/dealers or affiliated with broker/dealers.

     All of the issued and outstanding shares of common stock were issued pursuant to Reg. S of the Securities Act of 1933. All of the sales took place outside the United States of America with non-US persons.

     The following is a summary of the issuances of all shares pursuant to Reg. S of the Act.

a)	On July 17, 2007, we issued 5,000,000 shares of common stock to Olga Malitski in consideration of $ 0.001 per share or a total of $5,000.
b)	On August 14, 2007, we issued 4,000,000 shares of common stock to 40 individuals for consideration of $0.01 per share for a total of $40,000.
c)	On December 12, 2007, we issued 90,000 shares of common stock to 9 individuals for consideration of $0.10 per share for a total of $9,000.

     The 4,090,000 shares referred to in (b) and (c) are being registered in this offering.

Future Sales of Shares

     A total of 9,090,000 shares of common stock are issued and outstanding. Of the 9,090,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 4,090,000 are being offered for sale by the selling shareholders in this offering.

     Shares purchased in this offering, will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 common shares with a par value of $0.00001 per share and 100,000,000 preferred shares with a par value of $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently, no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent will be Island Stock Transfer located at 100 Second Avenue South, Suite 104N, St. Petersburg, FL 33701. Its telephone number is (727) 289-0010.

CERTAIN TRANSACTIONS

     In 2007, we paid Olga Malitski $2,560 for the development of our website. The terms of this transaction were as favorable as terms with an unaffiliated third party. We use approximately 25 square feet of office space at the home of Ms. Malitski.

     In July 2007, we issued 5,000,000 shares of common stock to Olga Malitski, our president, in consideration of $50.00.

     On August 14, 2007, we issued 4,000,000 shares of common stock to 40 individuals for consideration of $0.01 per share for a total of $40,000.

     On December 12, 2007, we issued 90,000 shares of common stock to 9 individuals for consideration of $0.10 per share for a total of $9,000.

     In February 2008, Ms. Malitski transferred 1,000,000 of her shares of common stock to Alexander Ishutkin in consideration of $1,000 in cash.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to December 31, 2007, included in this prospectus have been audited by Ronald R. Chadwick, P.C. Certified Public Accountant located at 2851 South Parker Road, Suite 720 Aurora, Colorado 80014, and telephone is (303) 306-1967 as set forth in the report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

     Our financial statements from inception to December 31, 2007 (audited), immediately follow:

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Nature of Beauty Ltd.
Everett, Washington

I have audited the accompanying balance sheet of Nature of Beauty Ltd. (a development stage company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from May 22, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nature of Beauty Ltd. as of December 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from May 22, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	Ronald R. Chadwick, P.C.
February 12, 2008	RONALD R. CHADWICK, P.C.

NATURE OF BEAUTY LTD
(A Development Stage Company)
Balance Sheet

Assets

December 31
2007
Current Assets
Cash	$43,632

Total Assets	$43,632

Liabilities and Stockholders’ Equity

Long Term Liabilities
Loan from Director	$200

Total Long Term Liabilities	$200

Stockholders’ Equity
Capital stock
Common stock, $0.00001 par value, 100,000,000 shares authorized;
9,090,000 shares issued and outstanding.	91
Preferred stock, $0.00001 par value, 100,000,000 shares authorized;
0 shares issued and outstanding	0

Additional paid-in-capital	53,909
Deficit accumulated during the development stage	(10,568)

Total stockholders’ equity	43,432

Total liabilities and stockholders’ equity	$43,632

See Accompanying Notes to Financial Statements

NATURE OF BEAUTY LTD
(A Development Stage Company)
Statements of Operations
(Unaudited)

Cumulative from
May 22, 2007
(Inception) to
December 31, 2007

Bank charges and interest	$568
Professional fees	10,000

Net loss	$(10,568)

Loss per share – Basic and diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,230,446

See Accompanying Notes to Financial Statements

NATURE OF BEAUTY LTD
(A Development Stage Company)
Statement of Stockholders’ Equity
For the Period May 22, 2007 (Inception) to December 31, 2007
(Unaudited)

				Deficit
				accumulated
	Number of		Additional	During
	Common		Paid-in-	development
	Shares	Amount	Capital	stage	Total

July 17, 2007
Subscribed for cash at $0.001	5,000,000	$50	$4,950	$-	$5,000
August 14, 2007
Subscribed for cash at $0.01	4,000,000	40	39,960	-	40,000
December 12, 2007
Subscribed for cash at $0.10	90,000	1	8,999		9,000
Net loss	-	-	-	(10,568)	(10,568)

Balance as of December 31, 2007	9,090,000	$91	$53,909	(10,568)	$43,432

See Accompanying Notes to Financial Statements.

NATURE OF BEAUTY LTD
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

Cumulative from
May 22, 2007
(Inception) to
December 31, 2007

Cash flows from operating activities
Net loss	$(10,568)

Net cash used for operating activities	(10,568)

Cash flows from financing activities
Loans from Director	200
Sale of common stock	54,000

Net cash provided by financing activities	54,200

Net increase (decrease) in cash and equivalents	43,632

Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$43,632

Supplemental cash flow information:

Cash paid for:

Interest	$-

Taxes	$-

See Accompanying Notes to Financial Statements

NATURE OF BEAUTY LTD
(A Development Stage Company)
Notes To The Financial Statements
December 31, 2007
(Unaudited)

1.  ORGANIZATION AND BUSINESS OPERATIONS

NATURE OF BEAUTY LTD (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 22, 2007. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and its efforts are primarily devoted marketing and distributing beauty product to North American market. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, May 22, 2007 through December 31, 2007 the Company has accumulated losses of $10,568.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $10,568 as of December 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from our director and or private placement of common stock. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d) Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

e) Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

f) Stock-based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

g) Income Taxes
Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

h) Basic and Diluted Net Loss per Share
The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

3. COMMON STOCK

The authorized capital of the Company is 100,000,000 common shares with a par value of $0.00001 per share and 100,000,000 preferred shares with a par value of $0.00001 per share.
In July 2007, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,000.
In August 2007, the Company issued 4,000,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $40,000.
In December 2007, the Company also issued 90,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $9,000.
During the period May 22, 2007 (inception) to December 31, 2007, the Company sold a total of 9,090,000 shares of common stock for total cash proceeds of $54,000.

4. INCOME TAXES

As of December 31, 2007, the Company had net operating loss carry forwards of approximately $10,568 that may be available to reduce future years’ taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. DISTRIBUTIONS AND MARKETING AGREEMENT

The Company entered into a Distribution and Marketing Agreement with “PKF AKS” to market and distribute the beauty products in North America.

     Until _____________, 2008, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$16.07
Printing Expenses	200.00
Accounting Fees and Expenses	4,087.93
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Olga Malitski	July 17, 2007	5,000,000	$50.00 in cash
63-5 Kombinostroiteley
Birobidjan, EAO
679014 Russia

     In February 2008, Olga Malitski transferred 1,000,000 of her shares of common stock to Alexander Ishutkin in consideration of $1,000 in cash.

     On August 14, 2007, we issued 4,000,000 shares of common stock to 40 individuals for consideration of $0.01 per share for a total of $40,000.

     On December 12, 2007, we issued 90,000 shares of common stock to 9 individuals for consideration of $0.10 per share for a total of $9,000.

     All of the foregoing transactions were made pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. All transactions took place outside the United States of America with non-US persons.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Distribution Agreement with PKS AKS.
23.1	Consent of Ronald Chadwick, P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birobidjan, Russia, on this 20th day of March, 2008.

NATURE OF BEAUTY LTD.

BY:   OLGA MALITSKI
         Olga Malitski, President, Principal Executive
         Officer, Principal Accounting Officer,
         Principal Financial Officer, Treasurer and
         sole member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Distribution Agreement with PKF AKS.
23.1	Consent of Ronald Chadwick, P.C.
23.2	Consent of Conrad C. Lysiak, Esq.